UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On June 11, 2008, Mesa Air Group, Inc. (the “Company”) notified U.S. Bank National Association, which serves as trustee pursuant to that certain Indenture dated as of June 16, 2003, as amended, that in the event any holders of the Company’s Senior Convertible Notes due 2023 (“the Notes”) exercise their rights to require the Company to repurchase their Notes on June 16, 2008 at a price of $387.27 per $1,000 Note plus any accrued and unpaid cash interest (the “Purchase Price”), the Company elects to pay 100% of the aggregate Purchase Price in cash.
     Holders of Notes will receive a notice of election from U.S. Bank containing important information related to the repurchase, as well as a form of purchase notice to be completed by holders that desire the Company to repurchase their Notes. For such holders’ convenience, a copy of each of the notice of election and form of purchase notice is filed as an exhibit to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Notice of Election

99.2	Form of Purchase Notice

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: June 11, 2008	By:	/s/Brian S. Gillman
	Name:	BRIAN S. GILLMAN
	Title:	Executive Vice President, General Counsel and Secretary